Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-80449) pertaining to the 1999 Stock Incentive Plan of AMETEK, Inc.,

(2)	Registration Statement (Form S-8 No. 333-97969) pertaining to the 2002 Stock Incentive Plan of AMETEK, Inc.,

(3)	Registration Statement (Form S-8 No. 333-142824) pertaining to the AMETEK, Inc. 2007 Omnibus Incentive Compensation Plan,

(4)	Registration Statement (Form S-8 No. 333-173988) pertaining to the AMETEK, Inc. 2011 Omnibus Incentive Compensation Plan,

(5)	Registration Statement (Form S-8 No. 333-87491) pertaining to the AMETEK Retirement and Savings Plan,

(6)	Registration Statement (Form S-8 No. 333-91507) pertaining to the AMETEK, Inc. Deferred Compensation Plan,

(7)	Registration Statement (Form S-8 No. 333-176068) pertaining to the Hamilton Precision Metals 401(k) Employee Savings Plan and Solidstate Controls, Inc. Hourly Employees’ (CWA) Retirement Plan, and

(8)	Registration Statement (Form S-3 No. 333-75892) of AMETEK, Inc.

of our reports dated February 24, 2015, with respect to the consolidated financial statements of AMETEK, Inc. and the effectiveness of internal control over financial reporting of AMETEK, Inc., included in this Annual Report (Form 10-K) of AMETEK, Inc. for the year ended December 31, 2014.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

February 24, 2015